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                                                                EXHIBIT 3.1(a)
                                                                PAGE 1 OF 3


                              STATE OF DELAWARE
                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LABARGE, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF NOVEMBER, A.D. 1997, AT 10 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.





                                                     Edward J. Freel
                                    [SEAL]  -----------------------------------
                                            Edward J. Freel, Secretary of State

        0672724     8100                     AUTHENTICATION:    8757031


       971386654                                       DATE:    11-14-97



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                           CERTIFICATE OF AMENDMENT
                                      OF
                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                LaBARGE, INC.

        LaBarge, Inc., a corporation organized and exisiting under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

        FIRST: That at a meeting of the Board of Directors of LaBarge, Inc. held on August 12, 1997 resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the Stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amended is as follows:


              RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing Article FOURTH thereof so that, as amended said Article shall be and read as follows:



                "FOURTH: The total number of shares of common stock which the corporation shall have authority to issue is 40,000,000. The par value of each of such shares of common stock is 1 cent. The total number of shares of preferred stock which the corporation shall have authority to issue is 2,000,000 shares. The par value of each such share of preferred stock is $1.00 per share. The preferred stock may be issued from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors from time to time, pursuant to the authority hereby given. A copy of such resolution or resolutions shall be set forth in a certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issuance of the stock of such series. All shares of any one series of preferred stock shall be alike in every particular."

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        SECOND:  That thereafter, pursuant to resolution of its Board of
Directors, the annual meeting of the stockholders of said corporation was duly called and held on October 21, 1997, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said LaBarge, Inc. has caused this certificate to be signed by William J. Maender, its Vice-President, this 7th day of November, 1997.

                                                LaBARGE, INC.



                                                By: /s/ William J. Maender
                                                   ----------------------------
                                                        William J. Maender
                                                        Vice-President



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